UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2015

National Graphite Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53284	27-3787574
(Commission File Number)	(IRS Employer Identification No.)

Schadowstr. 72, Duesseldorf, Germany	D - 40212
(Address of Principal Executive Offices)	(Zip Code)

49 - 211 – 2479310

(Registrant’s Telephone Number, Including Area Code)

Immermannstr. 65A, Dusseldorf, Germany, D-42010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director and CFO

On December 2, 2015, Wolfgang Kochs notified the Company that he would resign as a Director and the Chief Financial Officer of the Company effective immediately.  Mr. Kochs decision to resign is due solely to personal reasons and not as a result of any dispute or disagreement with the Company, the Company's management, or the Board of Directors on any matter relating to the Company's operations, policies or practices, or other occurrence that would require disclosure under Item 5.02(a) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

National Graphite Corp.

Dated: December 10, 2015

/s/ Ulrike Dickmann

By: Ulrike Dickmann

Its:  President and Chief Executive Officer